EXHIBIT 99.1

AssetMark Reports $116.9B Platform Assets for First Quarter 2024

CONCORD, Calif., May 1, 2024, (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended March 31, 2024.

First Quarter 2024 Financial and Operational Highlights

•Net income for the quarter was $38.0 million, or $0.51 per share.
•Adjusted net income for the quarter was $45.2 million, or $0.60 per share, on total revenue of $190.3 million.
•Adjusted EBITDA for the quarter was $65.9 million, or 34.6% of total revenue.
•Platform assets increased 21.5% year-over-year to $116.9 billion. Quarter-over-quarter platform assets were up 7.3%, due to market impact net of fees of $6.1 billion and quarterly net flows of $1.8 billion.
•Year-to-date annualized net flows as a percentage of beginning-of-year platform assets were 6.8%.
•More than 3,000 new households and 169 new producing advisors joined the AssetMark platform during the first quarter. In total, as of March 31, 2024, there were over 9,200 advisors (approximately 3,200 were engaged advisors) and over 257,000 investor households on the AssetMark platform.
•We realized an 18.6% annualized production lift from existing advisors for the first quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

First Quarter 2024 Key Operating Metrics

	1Q23	1Q24	Variance per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	$91,470	$108,929	19.1%
Net flows (millions of dollars)	1,631	1,842	12.9%
Market impact net of fees (millions of dollars)	3,102	6,130	97.6%
Platform assets (at period-end) (millions of dollars)	$96,203	$116,901	21.5%
Net flows lift (% of beginning of year platform assets)	1.8%	1.7%	(10 bps)
Advisors (at period-end)	9,319	9,280	(0.4)%
Engaged advisors (at period-end)	2,976	3,208	7.8%
Assets from engaged advisors (at period-end) (millions of dollars)	$88,587	$109,267	23.3%
Households (at period-end)	243,775	257,162	5.5%
New producing advisors	166	169	1.8%
Production lift from existing advisors (annualized %)	18.8%	18.6%	(20 bps)
Assets in custody at ATC (at period-end) (millions of dollars)	$70,069	$86,373	23.3%
ATC client cash (at period-end) (millions of dollars)	$3,189	$3,170	(0.6)%

Financial metrics:
Total revenue (millions of dollars)*	$170.3	$190.3	11.7%
Net income (millions of dollars)	$17.2	$38.0	120.9%
Net income margin (%)	10.1%	20.0%	990 bps
Capital expenditure (millions of dollars)	$10.0	$11.9	19.0%

Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	$58.8	$65.9	12.1%
Adjusted EBITDA margin (%)	34.5%	34.6%	10 bps
Adjusted net income (millions of dollars)	$39.7	$45.2	13.9%

Note: Percentage variance based on actual numbers, not rounded results
All metrics include Adhesion data, except "New producing advisors," "Production lift from existing advisors" in 2023 and ATC related metrics
* The Company reclassified $6.3 million representing the three months of 2023 spread-based expenses to offset spread-based revenue to account for interest credited to customer accounts on a net basis during the three months ended March 31, 2023.

Webcast and Conference Call Information

As previously announced, on April 25, 2024, AssetMark entered into an agreement to be acquired by GTCR (the “Transaction”). A copy of the press release announcing the Transaction can be found on the investor relations page of AssetMark’s website. Additional details and information about the Transaction are included in the Current Report on Form 8-K filed by AssetMark with the Securities and Exchange Commission ("SEC") on April 25, 2024. The Transaction is subject to customary closing conditions and required regulatory approvals and is expected to close in Q4 2024.

Given the announced Transaction, AssetMark will not be hosting an earnings call and webcast to discuss its first quarter 2024 results and is withdrawing all previously provided financial guidance. For further information about AssetMark’s financial performance please refer to AssetMark’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, which will be filed subsequently with the SEC.

About AssetMark Financial Holdings, Inc.

AssetMark operates a wealth management platform that powers independent financial advisors and their clients. Together with our affiliates Voyant and Adhesion Wealth, we serve advisors of all models at every stage of their journey with flexible, purpose-built solutions that champion client engagement and drive efficiency. Our ecosystem of solutions equips advisors with services and capabilities that would otherwise require significant investments of time and money, ultimately enabling them to deliver better investor outcomes and enhance their productivity, profitability and client satisfaction.

Founded in 1996 and based in Concord, California, the company has over 1,000 employees. Today, the AssetMark platform serves over 9,200 financial advisors and over 257,000 investor households. As of March 31, 2024, the company had $116.9 billion in platform assets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “will,” “may,” “could,” “should,” “believe,” “expect,” “estimate,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this presentation, including our ability to advance our growth strategy, deliver an industry leading experience to advisors and meet our operating and financial performance guidance. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com. Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which is expected to be filed on May 7, 2024. All information provided in this presentation is based on information available to us as of the date of this presentation and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this presentation, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands except share data and par value)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$247,626	$217,680
Restricted cash	15,000	15,000
Investments, at fair value	20,573	18,003
Fees and other receivables, net	23,164	21,345
Income tax receivable, net	—	1,890
Prepaid expenses and other current assets	15,730	17,193
Total current assets	322,093	291,111
Property, plant and equipment, net	9,201	8,765
Capitalized software, net	113,123	108,955
Other intangible assets, net	681,519	684,142
Operating lease right-of-use assets	19,244	20,408
Goodwill	487,909	487,909
Other assets	23,737	19,273
Total assets	$1,656,826	$1,620,563
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$278	$288
Accrued liabilities and other current liabilities	60,430	75,554
Income tax payable, net	8,539	—
Total current liabilities	69,247	75,842
Long-term debt, net	93,567	93,543
Other long-term liabilities	20,541	18,429
Long-term portion of operating lease liabilities	24,885	26,295
Deferred income tax liabilities, net	139,072	139,072
Total long-term liabilities	278,065	277,339
Total liabilities	347,312	353,181
Stockholders’ equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 74,399,237 and 74,372,889 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	74	74
Additional paid-in capital	964,868	960,700
Retained earnings	344,586	306,622
Accumulated other comprehensive loss	(14)	(14)
Total stockholders’ equity	1,309,514	1,267,382
Total liabilities and stockholders’ equity	$1,656,826	$1,620,563

AssetMark Financial Holdings, Inc.
Unaudited Condensed Consolidated Statements of Comprehensive Income
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue:
Asset-based revenue	$149,984	$131,039
Spread-based revenue*	30,093	31,999
Subscription-based revenue	4,252	3,544
Other revenue	5,937	3,716
Total revenue	190,266	170,298
Operating expenses:
Asset-based expenses	44,853	37,434
Spread-based expenses	389	293
Employee compensation	50,007	46,911
General and operating expenses	27,324	25,689
Professional fees	6,081	5,393
Depreciation and amortization	9,922	8,428
Total operating expenses	138,576	124,148
Interest expense	2,294	2,347
Other (income) expense, net	(332)	19,865
Income before income taxes	49,728	23,938
Provision for income taxes	11,764	6,716
Net income	37,964	17,222
Net comprehensive income	$37,964	$17,222
Net income per share attributable to common stockholders:
Basic	$0.51	$0.23
Diluted	$0.50	$0.23
Weighted average number of common shares outstanding, basic	74,383,265	73,890,162
Weighted average number of common shares outstanding, diluted	75,269,626	74,370,353
* The Company reclassified $6.3 million representing the three months of 2023 spread-based expenses to offset spread-based revenue to account for interest credited to customer accounts on a net basis during the three months ended March 31, 2023.

AssetMark Financial Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$37,964	$17,222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,922	8,428
Interest expense, net	(159)	(9)
Share-based compensation	4,168	3,822
Debt acquisition cost write-down	—	92
Changes in certain assets and liabilities:
Fees and other receivables, net	(1,578)	(1,484)
Receivables from related party	(241)	(400)
Prepaid expenses and other current assets	2,493	1,738
Accounts payable, accrued liabilities and other current liabilities	(15,583)	3,871
Income tax receivable and payable, net	10,429	5,846
Net cash provided by operating activities	47,415	39,126
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Adhesion Wealth	—	(3,000)
Purchase of investments	(1,562)	(824)
Sale of investments	179	66
Purchase of property and equipment	(1,071)	(220)
Purchase of computer software	(10,833)	(9,954)
Purchase of convertible notes	(4,182)	—
Net cash used in investing activities	(17,469)	(13,932)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan	—	(25,000)
Net cash used in financing activities	—	(25,000)
Net change in cash, cash equivalents, and restricted cash	29,946	194
Cash, cash equivalents, and restricted cash at beginning of period	232,680	136,274
Cash, cash equivalents, and restricted cash at end of period	$262,626	$136,468
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid, net	$1,324	$868
Interest paid	$2,104	$3,787
Non-cash operating and investing activities:
Non-cash changes to right-of-use assets	$—	$1,742
Non-cash changes to lease liabilities	$—	$1,742

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:
•non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and
•costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, conversions, as well as other non-recurring litigation costs, can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.
We use adjusted EBITDA and adjusted EBITDA margin:
•as measures of operating performance;
•for planning purposes, including the preparation of budgets and forecasts;
•to allocate resources to enhance the financial performance of our business;
•to evaluate the effectiveness of our business strategies;
•in communications with our board of directors concerning our financial performance; and
•as considerations in determining compensation for certain employees.
Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted EBITDA for the three months ended March 31, 2024 and 2023 (unaudited).

	Three Months Ended March 31,		Three Months Ended March 31,
(in thousands except for percentages)	2024	2023	2024	2023
Net income	$37,964	$17,222	20.0%	10.1%
Provision for income taxes	11,764	6,716	6.2%	3.9%
Interest income	(4,023)	(2,051)	(2.2)%	(1.2)%
Interest expense	2,294	2,347	1.2%	1.4%
Depreciation and amortization	9,922	8,428	5.2%	5.0%
EBITDA	$57,921	$32,662	30.4%	19.2%
Share-based compensation(1)	4,168	3,822	2.2%	2.2%
Reorganization and integration costs(2)	3,841	1,909	2.0%	1.1%
Acquisition expenses(3)	12	313	—	0.2%
Business continuity plan(4)	—	(6)	—	—
Accrual for SEC settlement(5)	—	20,000	—	11.8%
Other (income) expense, net	(35)	88	—	—
Adjusted EBITDA	$65,907	$58,788	34.6%	34.5%
(1)“Share-based compensation” represents granted share-based compensation in the form of restricted stock unit and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.
(2)“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.
(3)“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a hybrid workforce in 2022.
(5)“Accrual for SEC settlement” represents an accrual that pertains to a settled SEC matter from 2023 discussed in Note 11 of notes to unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Set forth below is a summary of the adjustments involved in the reconciliation from net income and net income margin, the most directly comparable GAAP financial measures, to adjusted EBITDA and adjusted EBITDA margin for three months ended March 31, 2024 and 2023 (unaudited), broken out by compensation and non-compensation expenses (unaudited).

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$4,168	$—	$4,168	$3,822	$—	$3,822
Reorganization and integration costs(2)	1,532	2,309	3,841	1,064	845	1,909
Acquisition expenses(3)	—	12	12	100	213	313
Business continuity plan(4)	—	—	—	—	(6)	(6)
Accrual for SEC settlement(5)	—	—	—	—	20,000	20,000
Other (income) expense, net	—	(35)	(35)	—	88	88
Total adjustments to adjusted EBITDA	$5,700	$2,286	$7,986	$4,986	$21,140	$26,126

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	2.2%	—	2.2%	2.2%	—	2.2%
Reorganization and integration costs(2)	0.8%	1.2%	2.0%	0.6%	0.5%	1.1%
Acquisition expenses(3)	—	—	—	0.1%	0.1%	0.2%
Business continuity plan(4)	—	—	—	—	—	—
Accrual for SEC settlement(5)	—	—	—	—	11.8%	11.8%
Other (income) expense, net	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	3.0%	1.2%	4.2%	2.9%	12.4%	15.3%
(1)“Share-based compensation” represents granted share-based compensation in the form of restricted stock unit and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.
(2)“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.
(3)“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a hybrid workforce in 2022.
(5)“Accrual for SEC settlement” represents an accrual that pertains to a settled SEC matter from 2023 discussed in Note 11 of notes to unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Adjusted Net Income
Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:
•non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;
•costs associated with acquisitions and related integrations, debt refinancing, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and
•amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.
Adjusted net income does not purport to be an alternative to net income or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and
•other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

The schedule set forth below presents the Company’s GAAP results from the Condensed Consolidated Statements of Comprehensive Income (unaudited) for the three months ended March 31, 2024 and 2023, with certain line items adjusted for the items described above. Included below is also a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three months ended March 31, 2024 and 2023 (unaudited).

	Three Months Ended March 31,
	2024	2023
Revenue:
Asset-based revenue	$149,984	$131,039
Spread-based revenue(1)	30,093	31,999
Subscription-based revenue	4,252	3,544
Other revenue	5,937	3,716
Total revenue	190,266	170,298
Operating expenses:
Asset-based expenses	44,853	37,434
Spread-based expenses	389	293
Adjusted employee compensation(2)	44,307	41,925
Adjusted general and operating expenses(2)	25,614	24,805
Adjusted professional fees(2)	5,470	5,225
Adjusted depreciation and amortization(3)	7,742	6,254
Total adjusted operating expenses	128,375	115,936
Interest expense	2,294	2,347
Adjusted other expenses, net(2)	(297)	(223)
Adjusted income before income taxes	59,894	52,238
Adjusted provision for income taxes(4)	14,674	12,537
Adjusted net income	$45,220	$39,701
Net income per share attributable to common stockholders:
Adjusted earnings per share	$0.60	$0.53
Weighted average number of common shares outstanding, diluted	75,269,626	74,370,353
(1) The Company reclassified $6.3 million from spread-based expenses to offset spread-based revenue to account for interest credited to customer accounts on a net basis for the three months March 31, 2023.
(2) Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(3) Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(4) Consists of adjustments to normalize our estimated tax rate in determining adjusted net income.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three months ended March 31, 2024 and 2023 (unaudited).

	Three months ended March 31, 2024			Three months ended March 31, 2023
Reconciliation of Non-GAAP Presentation	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue:
Asset-based revenue	$149,984	$—	$149,984	$131,039	$—	$131,039
Spread-based revenue(1)	30,093	—	30,093	31,999	—	31,999
Subscription-based revenue	4,252	—	4,252	3,544	—	3,544
Other revenue	5,937	—	5,937	3,716	—	3,716
Total revenue	190,266	—	190,266	170,298	—	170,298
Operating expenses:
Asset-based expenses	44,853	—	44,853	37,434	—	37,434
Spread-based expenses	389	—	389	293	—	293
Employee compensation(2)	50,007	(5,700)	44,307	46,911	(4,986)	41,925
General and operating expenses(2)	27,324	(1,710)	25,614	25,689	(884)	24,805
Professional fees(2)	6,081	(611)	5,470	5,393	(168)	5,225
Depreciation and amortization(3)	9,922	(2,180)	7,742	8,428	(2,174)	6,254
Total operating expenses	138,576	(10,201)	128,375	124,148	(8,212)	115,936
Interest expense	2,294	—	2,294	2,347	—	2,347
Other expenses, net(2)	(332)	35	(297)	19,865	(20,088)	(223)
Income before income taxes	49,728	10,166	59,894	23,938	28,300	52,238
Provision for income taxes(4)	11,764	2,910	14,674	6,716	5,821	12,537
Net income	$37,964		$45,220	$17,222		$39,701
(1) The Company reclassified $6.3 million from spread-based expenses to offset spread-based revenue to account for interest credited to customer accounts on a net basis for the three months March 31, 2023.
(2) Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(3) Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(4) Consists of adjustments to normalize our estimated tax rate in determining adjusted net income.

Set forth below is a summary of the adjustments involved in the reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for three months ended March 31, 2024 and 2023 (unaudited), broken out by compensation and non-compensation expenses (unaudited).

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income			$37,964			$17,222
Acquisition-related amortization(1)	$—	$2,180	2,180	$—	$2,174	2,174
Expense adjustments(2)	1,532	2,321	3,853	1,164	21,052	22,216
Share-based compensation	4,168	—	4,168	3,822	—	3,822
Other (income) expense, net	—	(35)	(35)	—	88	88
Tax effect of adjustments(3)	(1,397)	(1,513)	(2,910)	(1,197)	(4,624)	(5,821)
Adjusted net income	$4,303	$2,953	$45,220	$3,789	$18,690	$39,701
(1)Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)Consists of adjustments to normalize our estimated tax rate in determining adjusted net income.
.

Contacts
Investors:
Taylor J. Hamilton, CFA
Head of Investor Relations
InvestorRelations@assetmark.com

Media:
Alaina Kleinman
Head of PR & Communications
alaina.kleinman@assetmark.com

SOURCE: AssetMark Financial Holdings, Inc.